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Exhibit 23.1

Consent of Independent Auditors

        We consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial Data of Cimarex" and to the use of our report dated May 8, 2002, except as to the first paragraph of Note 1 as to which the date is July     , 2002, in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-87948) of Cimarex Energy Co. for the registration of shares of its common stock.

Tulsa, Oklahoma
Ernst & Young LLP

        The foregoing consent is in the form that will be signed upon the completion of the transfer of assets to Cimarex Energy Co. described in Note 1 to the financial statements.

Tulsa, Oklahoma
July 1, 2002

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  Exhibit 23.1
Consent of Independent Auditors